Exhibit List


Exhibit No.			Exhibit
24				Power of Attorney for C. B. Stanley

                      POWER OF ATTORNEY

               REPORTS, SECURITIES TRANSACTIONS


     I,  Charles  B.  Stanley, of 180 East 100 South,  Salt  Lake

City,  Utah 84111, as an executive officer of Questar Corporation

(the  "Company"), do hereby appoint Abigail L. Jones  and  S.  E.

Parks, or each of them acting alone, my true and lawful attorney-

in-fact  to sign any Form 3, Form 4, Form 5, or Form 144  Reports that  I am required to file with the Securities and Exchange  Com mission  reporting transactions involving shares of the Company's common  stock and derivative securities whose value is  dependent on  such shares, including option grants and phantom stock  units allocated to my accounts under the terms of deferred compensation plans adopted by the Company and its subsidiaries.

      I acknowledge that Ms. Jones and Mr. Parks are not assuming any  responsibility that I have to comply with federal securities laws, including compliance with Section 16 of the Securities  and

Exchange Act of 1934.

      By  signing this Power of Attorney, I am revoking  a  prior document dated September 12, 2002.  This Power of Attorney  shall remain  in  full force and effect with respect to my holdings  of any transactions of securities issued by the Company as long as I am  required to make reports of my transactions, unless I  revoke it with a signed writing prior to such date.


April   26,   2005                        /s/Charles B. Stanley